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                                                                      EXHIBIT II

                              [Front of Debenture]

                            TOPS APPLIANCE CITY, INC.
               6 1/2% Convertible Subordinated Debenture Due 2003

                                     CUSIP #

                                     $_____________________

        TOPS APPLIANCE CITY, INC. promises to pay to ____________________, or its registered assigns, the principal sum of ___________________ (or greater or lesser amount as indicated on the Schedule of Exchanges of Definitive Securities on the reverse hereof) Dollars on November 30, 2003, and to pay interest thereon as provided on the reverse hereof until the principal hereof is paid or duly provided for.

Interest Payment Dates: February 28 and August 31.

Record Dates: February 15 and August 15.

        The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

        IN WITNESS WHEREOF, TOPS APPLIANCE CITY, INC. has caused this instrument to be duly signed.


Authenticated:                                       TOPS APPLIANCE CITY, INC.
First National Bank of
Chicago, as Registrar                                By:
                                                        ----------------------
                                                        Philip M. Schmidt
                                                        President

By:
   -----------------------------
   Authorized Officer                                By:
                                                        ----------------------
                                                        Thomas L. Zambelli
Dated:                                                  Chief Financial Officer
      --------------------------



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                             [Reverse of Debenture]

                            Tops Appliance City, Inc.
               6 1/2% Convertible Subordinated Debenture due 2003

     THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATED PERSON OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO
RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED
INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) (1),
(A) (2), (A) (3) OR (A) (7) OF RULE 501 UNDER THE SECURITITES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     Capitalized terms used herein shall have the meanings ascribed to them in the Indenture unless otherwise indicated

     1. Interest. Tops Appliance City, Inc. (the "Issuer"), promises to pay interest on the Principal amount of this Security at 6 1/2 % per annum from September 1, 1997 until maturity and shall pay the Liquidated Damages payable pursuant to Section 4 of the Registration Rights Agreement. The Issuer will pay interest and Liquidated Damages semi-annually on February 28 and August 31 of each


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year, or if any such day is not a Business Day, on the next succeeding Business
Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 28, 1998. The Issuer shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue Principal and premium, if any, from time to time on demand at the same rate per annum on the Securities then in effect; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment. The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Securities are cancelled or converted after such record date and on or before such Interest Payment Date. The Securities will be payable both as to Principal and interest (i) in respect of Securities held of record by DTC, in same day funds on or prior to the respective Interest Payment Date; and (ii) in respect of Securities held of record by holders other than DTC, at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment in respect of such securities may be made by check mailed to the holders of the Securities at their addresses set forth in the register of holders of Securities.

        3. Indenture. The terms of this Security include those stated in the Indenture dated as of November 30, 1993 (the "Indenture") between the Issuer, the Trustee and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code 'SS' 'SS' 77aaa-77bbbb), except that the Trustee shall have no authority, power or obligation with respect to this Security and no Registrar or Paying Agent shall exist with respect to this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general unsecured obligations of the Issuer limited to $2,090,000 in aggregate Principal amount, plus amounts, if any, sufficient to pay interest and premium, if any, on Outstanding Securities as set forth in Paragraph 2 hereof.

        4. Subordination. The Issuer's payment of the principal, premium and Liquidated Damages, if any, and interest on the Securities is subordinated to the prior payment in full of the Issuer's Senior Indebtedness. Each holder of Securities by his or her acceptance hereof covenants and agrees that all payments of the Principal of, premium, if any, and Liquidated Damages, if any, and interest on the Securities by the Issuer shall be subordinated in accordance with the provisions of Article 12 of the Indenture, and each holder accepts and agrees to be bound by such provisions.

        5. Conversion Rights. Subject to the provisions of the Indenture, the holder of this Security has the right, at his option, at any time after February 28, 1999 and until and including, but not after the close of business on August 29, 2003 (except that, (i) in case this Security or a portion hereof shall be called for redemption and the Issuer shall not thereafter default in making due provision for the payment of the redemption price, such right shall terminate with respect to this Security or such portion hereof at the close of business on the second Business Day prior to the date fixed for redemption and (ii) in the case the holder of this Security exercises his right to require the Issuer to redeem this Security or a portion hereof, such conversion right shall terminate with respect to this Security or portion hereof on the date this Security for redemption together with written notice to the Issuer of the holder's exercise of such right or, if the Issuer fails to redeem this Security or portion hereof on the date set for such redemption, upon redemption), to convert the Principal of this Security, or any portion thereof which is

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$1,000 or a multiple of $1,000, into fully paid and non-assessable shares of
Common Stock of the Issuer, as said shares shall be constituted at the date of conversion if any adjustment has been made, determined as provided in this Indenture, upon surrender of this Security to the Issuer at the office or agency of the Issuer maintained for the purpose in the Borough of Manhattan, The City of New York, together with a fully executed notice substantially in the form set forth at the foot hereof that the holder elects so to convert this Security (or any portion hereof which is a multiple of $1,000) and, if this Security is surrendered for conversion during the period between the close of business on February 15 or August 15, in any year and the opening of business on the following March 2 or August 30 and has not been called for redemption on a redemption date within such period accompanied by payment of an amount equal to the interest payable on such February 28 or August 30 on the Principal amount of the Security being surrendered for conversion February 28 or August 30 on the Principal amount of the Security being surrendered for conversion. Except as provided in the preceding sentence or as otherwise expressly provided in this Indenture, no payment or adjustment shall be made on account of interest accrued on this Security (or portion thereof) so converted or on account of any dividend or distribution on any such Common Stock, issued upon conversion. If so required by the Issuer, this Security, upon surrender for conversion as aforesaid, shall be duly endorsed by, or be accompanied by instruments of transfer, in form satisfactory to the Issuer, duly executed by, the holder or by his duly authorized attorney. The conversion price is One and 75/00 Dollars ($1.75) per share of Common Stock. No fractions of shares will be issued on conversion, but an adjustment in cash will be made for any fractional interest as provided in the Indenture.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

        6. Mandatory Offers to Repurchase. If a Redemption Event (as defined below) occurs, each holder of the Securities shall have the right, subject to certain conditions, at the holder's option, to require the Issuer to redeem all of such holder's Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the "Redemption Date") that is 45 days after the date of the Issuer Notice (as defined below), for cash at a price equal to 101% of the Principal amount of such Securities to be redeemed (the "Redemption Price"), together with accrued interest to the Redemption Date.

               Within 15 Business Days after the occurrence of a Redemption Event, the Issuer is obligated to mail to all holders of record of the Securities a notice (the "Issuer Notice") of the occurrence of such Redemption Event and of the redemption right arising as a result thereof. To exercise the redemption right a holder of such Securities must deliver on or before the 20th Business Day after the date of the Issuer Notice irrevocable written notice to the Issuer of the Holder's exercise of such right, together with the Securities with respect to which the right is being exercised, duly endorsed for transfer to the Issuer.

               A Redemption Event will be deemed to have occurred at such time:

                      (i) there is a Change of Control (as defined in the Indenture) of the Issuer;

                      (ii) there is a sale by the Issuer of all or substantially all of the assets of the Issuer; or

                      (iii) the Issuer's Common Stock (or other common stock into which the Securities are then convertible) is not listed for trading on a United States national securities exchange or the National Association of Securities Dealers Automated Quotation System.

        7. Notice of Redemption. Notice of redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder whose Securities are to be redeemed at its


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registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Securities or portions thereof called for redemption.

        8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Issuer among other things, may require a Holder to furnish appropriate endorsements and transfer documents and may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        9. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

        10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented and any existing Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of at least a majority in Principal amount of the Securities then Outstanding (including consents obtained on connection with a tender offer or exchange offer for Securities). Without the consent of Holders of at least a majority in Principal amount of the Securities then Outstanding (including consents obtained on connection with a tender offer or exchange offer for Securities). Without the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency; to provide for uncertificated Securities in addition to or in place or certificated Securities; to comply with Section 5.01 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any Holder; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

               Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a nonconsenting Holder);
(i) reduce the Principal amount of Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principle of or change the fixed maturity or any Security or alter the provisions with respect to the redemption or purchase price in connection with respect to the redemption or purchase price in connection with repurchases under Section 11.1 of the Indenture; (iii) reduce the rate of or change the time for payment of interest on any Security; (iv) waive a Default or Event of Default in the payment of the Principal of, or premium, if any, Liquidated Damages or interest on Securities or that resulted from a failure to comply with Article 14 of the Indenture (except a rescission of acceleration of the Securities by Holders of at least a majority in Principal amount of the Securities); (v) make a change in Section
4.10 of the Indenture; or (viii) waive a redemption payment with respect to any Security.

               The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Issuer to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

        11. Defaults and Remedies. An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of Principal or Liquidated Damages on the Securities; failure by the Issuer for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; certain defaults under and acceleration prior to maturity of other


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indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Even of Default occurs and is continuing, the Holder may declare the Security to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Securities become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture of the Securities except as provided in the Indenture. The Issuer must furnish an annual compliance certificate to a Holder.

        12. Trustee Dealings with Issuer. The Trustee, in its individuals or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

        13. No Recourse Against Others. A director, officer, employee, incorporator, manager, agent or shareholder, of the Issuer, as such, shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

        14. Abbreviations. Customary abbreviations may be sued in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/[G] [T]/M/A (= uniform [Gifts] [Transfers] to Minors Act).

        15. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement referred to above.

               The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                      Tops Appliance City, Inc.
                      45 Brunswick Avenue
                      Edison, New Jersey 08818
                      Attention:  Chief Financial Officer


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                                 ASSIGNMENT FORM

               To assign this Security, fill in the form below: or (we) assign and transfer this Security to

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                  (Insert assignee's soc. sec. or tax I.D. no.)

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                     (Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________ to transfer this Security on the books of the issuer. The agent may substitute another to act for him.

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Date:  ________________________

                                                   Your Signature:

                                                   -----------------------------
                                                   (Sign exactly as your name
                                                   appears on the face of this
                                                   Security.)

Signature Guarantee



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                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Issuer pursuant to Section 11.1. of the Indenture, check the box below:

                                            ___  Section 11.1

        If you want to elect to have only part of the Security purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$-------------

Date:___________________              Your Signature:___________________________
                                      (Sign exactly as your name appears on the Security)

                                      Tax Identification No:____________________

Signature Guarantee



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